AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT



     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated February 12, 2001, by and between Met Investors Advisory LLC (the "Manager") and PIMCO Advisory LP (now known as PIMCO Equity Advisors LLC (the "Adviser") with respect to the PIMCO Innovation Portfolio ("Portfolio"), is entered into effective the 1st day of October, 2002.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

         1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

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                                       Percentage of average daily net assets
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  PIMCO Innovation                     0.65% of the first $500 million of
                                       such assets, plus 0.60% of such
                                       assets over $500 million
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         2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of October, 2002.


                                      MET INVESTORS ADVISORY LLC

                                      By:
                                      ------------------------------------
                                      Authorized Officer




                                     PIMCO EQUITY ADVISORS,
                                     A DIVISION OF ALLIANZ DRESDNER
                                     ASSET MANAGEMENT OF
                                     AMERICA L.P.

                                     By:
                                     -------------------------------------------
                                     Authorized Officer